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                                                                     EXHIBIT 5.1


             (Luce, Forward, Hamilton & Scripps LLP Letterhead)



May 4, 2000

Advanced Aerodynamics & Structures, Inc.
3205 Lakewood Boulevard
Long Beach, CA 90808

     Re:  Registration Statement on Form S-3
          Advanced Aerodynamics & Structures, Inc. common stock, par value
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          $.0001 per share
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Ladies and Gentlemen:

     We are counsel for Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") as to which this opinion is a part, filed with the Securities and Exchange Commission (the "Commission") on May 5, 2000 for the resale of up to 8,167,282 shares of common stock, $.0001 par value, of the Company by selling shareholders (the "Shares").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies of such corporate records and other documents and have satisfied ourselves as to such other matters as we have deemed necessary to enable us to express our opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that:

     The issued Shares covered by the Registration Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable. The Shares to be issued upon the conversion of certain warrants, as covered by the Registration Statement and registered on behalf of the Company, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Luce, Forward, Hamilton & Scripps LLP

LUCE FORWARD HAMILTON & SCRIPPS LLP